     THE SECURITY FOR THE PAYMENT OF THIS INSTRUMENT, BOTH PRINCIPAL AND INTEREST, AND ALL OTHER INDEBTEDNESS EVIDENCED HEREBY, IS SUBJECT TO THE PRIOR RIGHTS OF THE CIT GROUP/COMMERCIAL FINANCE, INC., ITS SUCCESSORS AND ASSIGNS, IN THE MANNER AND TO THE EXTENT SET FORTH IN A CERTAIN INTERCREDITOR AND SUBORDINATION AGREEMENT DATED AS OF DECEMBER 31, 1995, WHICH AGREEMENT IS INCORPORATED HEREIN BY REFERENCE.

                           SENIOR SUBORDINATED SECURED
                                 PROMISSORY NOTE
                                 ---------------

$2,780,000.00                                                  December 31, 1995
                                                               Chicago, Illinois

     FOR VALUE RECEIVED, REUTER MANUFACTURING, INC., a corporation organized under the laws of the State of Minnesota ("Borrower"), promises to pay to the order of SANWA BUSINESS CREDIT CORPORATION, its successors, designees or assigns ("Lender"), at its offices at One South Wacker Drive, Chicago, Illinois, or at such other place or places as Lender may from time to time designate in writing, the principal sum of Two Million Seven Hundred Eighty Thousand and No/100 Dollars ($2,780,000.00), payable as follows: twelve (12) consecutive quarterly principal payments of Seventy Five Thousand Dollars ($75,000.00) each commencing December 31, 1996, together with interest payable monthly in arrears commencing on January 31, 1996 on the principal balance from time to time remaining unpaid, followed by a final installment on December 31, 1999 of an amount equal to the then unpaid principal balance, plus all accrued and unpaid interest, plus any and all outstanding costs and expenses due hereunder. For purposes hereof, payments under the Note shall be applied in the following order: (i) Lender's fees and costs hereunder; (ii) accrued and unpaid interest; and (iii) principal. Notwithstanding the foregoing amortization schedule, all outstanding principal, interest, costs and expenses due hereunder shall be paid to Lender upon termination of any loan agreement between Borrower and Lender.

     This Note is referred to in and was executed and delivered pursuant to that certain Loan and Security Agreement of even date herewith between Borrower and Lender (as amended, restated supplemented or modified from time to time, the "Loan Agreement"), to which reference is hereby made for a statement of the terms and conditions under which the loans evidenced hereby are to be repaid and for a statement of remedies upon the occurrence of an "Event of Default" as defined therein. The Loan Agreement is incorporated herein by reference in its entirety. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Note as defined in the Loan Agreement.

     Borrower further promises to pay to Lender interest on the outstanding unpaid principal amount hereof at the rate of 8% of per annum from the date hereof until payment in full hereof as determined in accordance with the Loan Agreement; provided, however, that, upon the occurrence and during the continuance of an Event of Default, Borrower promises to pay to Lender interest on the unpaid principal amount hereof at to the Default Rate applicable to the Liabilities evidenced by this Note as determined in accordance with the Loan Agreement. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. In no contingency or event whatsoever shall the rate of interest paid by Borrower under this Note exceed the maximum amount permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the maximum amount permitted by such law,
(i) Lender shall apply such excess to any unpaid principal owed by Borrower to Lender or, if the amount of such excess exceeds the unpaid balance of such principal, Lender shall promptly refund such excess interest to Borrower and
(ii) the provisions hereof shall be deemed amended to provide for such permissible rate.

     Borrower shall have the right to prepay this Note without penalty upon not less than five (5) days' advance written notice to Lender.

     This Note is secured by (a) the Loan Agreement and certain Ancillary Agreements and Security Documents (as such terms are defined in the Loan Agreement), and (b) all security interests, liens and encumbrances heretofore, now or hereafter granted to Lender by Borrower.

     Except as otherwise provided in the Loan Agreement, Borrower waives presentment, demand and protest, notice of protest, notice of presentment and all other notices and demands in connection with the enforcement of Lender's rights hereunder, except as specifically provided and called for by this Note or the Loan Agreement, and hereby consents to, and waives notice of the release, addition, or substitution, with or without consideration, of any collateral or of any person liable for payment of this Note. Any failure of Lender to exercise any right available hereunder or otherwise shall not be construed as a waiver of the right to exercise the same or as a waiver of any other right at any other time.

     Whenever in this Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns and, in the case of Lender, any participants to which it has sold or assigned any interest. The provisions of this Note shall be binding upon and shall inure to the benefit of such successors, assigns and participants. Borrower's successors and assigns shall include without limitation, a receiver, trustee or debtor in possession of or for Borrower.

     THE LOAN EVIDENCED HEREBY HAS BEEN MADE, AND THIS NOTE HAS BEEN DELIVERED, AT CHICAGO, ILLINOIS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS. BORROWER HEREBY (i) WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS NOTE;
(ii) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN COOK COUNTY, ILLINOIS, OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATING TO THIS NOTE, THE LOAN AGREEMENT, THE ANCILLARY

AGREEMENTS OR THE SECURITY DOCUMENTS; (iii) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT BORROWER MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING; (iv) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (v) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST LENDER OR ANY OF LENDER'S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS NOTE, THE LOAN AGREEMENT, THE ANCILLARY AGREEMENTS OR THE SECURITY DOCUMENTS IN ANY COURT OTHER THAN ONE LOCATED IN COOK COUNTY, ILLINOIS. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR IMPAIR LENDER'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR LENDER'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

     Wherever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or provision invalidity, without invalidating the remainder of or the remaining such provisions of this Note.


                                             REUTER MANUFACTURING, INC.


                                             By:/s/ James W. Taylor
                                                -------------------------------
                                             Name:  James W. Taylor
                                                   ----------------------------
                                             Its:   President
                                                   -----------------------------

                                       -3-